UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

December 19, 2020

AMERI METRO, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-54546	45-1877342
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2575 Eastern Blvd., Suite 102, York, PA 17402

(Address of principal executive offices)

717-434-0668

(Registrant's telephone number, including area code)

___N/A___

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

  Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 8.01 Other Events

Atlantic Energy & Utility Products Inc., a related party to Ameri Metro Inc. and Ameri Metro LTD (Ireland), entered into an agreement on December 9, 2020 with Bayelsa Oil Company, 12 Otiotio Road, P.M.B. 151 Yenizue-Gene, Yenagoa, Bayelsa State, Nigeria for crude oil refining and lean gas processing for export and / or national consumption. The oil field OPL 240 has a production forecast of about 45,000 barrels of crude oil per day. This development of OPL 240 should trigger more opportunities, FPSO(?) an OPL 240 will serve as a terminal for both production and storage of crude oil from other producing fields for possible Offtake/Lifting of crude oil in West Africa. There is a reserve of 70 million barrels.

The budget of $300,550,000 US dollars is to be met by Atlantic Energy & Utility Products Inc., of which Ameri Metro Inc. has a 25 percent ownership in profits before taxes. The investment is guaranteed by the Government as oil field ownership is State owned.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit 99.1 Agreement with Bayelsa Oil Company

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 21, 2020

Ameri Metro, Inc. /s/ Robert Choiniere —————————————— By: Robert Choiniere Title: Chief Financial Officer